Exhibit 23.3

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 3.A Selected Financial Data–Risks Relating To Our Business–Our Reserve Estimates Could Be Subject To Significant Changes,” “Item 4.D Property, Plant and Equipment–Brines from the Salar de Atacama: Facilities and Reserves” and “Item 19. Exhibits” in the Annual Report on Form 20-F of Sociedad Química y Minera de Chile S.A. (“SQM”) for the fiscal year ended December 31, 2014:

May 18, 2015	/s/ Álvaro Henríquez
Álvaro Henríquez
Superintendent of Geology of SQM